UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 8, 2010

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 8, 2010, PriceSmart, Inc. issued a press release regarding its results of operations for its second quarter ended February 28, 2010, March 2010 sales and the relocation of a warehouse club.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 8, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2010	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 8, 2010.

PriceSmart Announces Second Quarter Results of Operations,
March Sales and the Relocation of a Warehouse Club

San Diego, CA (April 8, 2010) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the second quarter of fiscal year 2010 which ended on February 28, 2010.

For the second quarter of fiscal year 2010, net warehouse sales increased 9.3% to $358.9 million from $328.2 million in the second quarter of fiscal year 2009.  Total revenue for the second quarter was $366.1 million compared to $334.8 million in the prior year.  The Company had 26 clubs in operation as of February 2010 and 25 clubs in operation as of February 2009.

The Company recorded operating income in the quarter of $20.4 million, compared to operating income of $17.5 million in the prior year.  Net income attributable to PriceSmart was $13.7 million, or $0.46 per diluted share, in the second quarter of fiscal 2010 compared to $12.7 million, or $0.43 per diluted share, in the second quarter of fiscal 2009.

For the first six months of fiscal year 2010, net warehouse club sales increased 6.5% to $667.5 million from $626.8 million in the first six months of fiscal year 2009.  Total revenues for the first half of the fiscal year increased 6.5% to $681.5 million from $640.0 million in the same period of the prior year.  For the first six months of fiscal year 2010, the Company recorded operating income of $36.7 million and net income attributable to PriceSmart of $24.1 million, or $0.81 per diluted share.  During the same six month period in fiscal year 2009, the Company recorded operating income of $32.4 million and net income attributable to PriceSmart of $23.4 million, or $0.79 per share.

The Company also announced that for the month of March 2010 net sales increased 18.6% to $119.4 million, from $100.7 million in March a year earlier.  For the seven months ended March 31, 2010, net sales increased 8.2% to $786.9 million from $727.5 million for the seven months ended March 31, 2009.  There were 26 warehouse clubs in operation at the end of March 2010 and 25 warehouse clubs in operation at the end of March 2009.  The Company believes that March sales growth was positively impacted by the Easter holiday occurring on April 4, compared to last year when it occurred on April 12.

For the four weeks ended March 28, 2010 comparable warehouse sales for the warehouse clubs open at least 12 full months increased 12.0%, compared to the same four-week period last year.  For the thirty-week period ended March 28, 2010 comparable warehouse sales increased 4.1%, compared to the comparable thirty-week period a year ago.

PriceSmart also announced the relocation of one of its three warehouse clubs in Panama City, Panama (the Los Pueblos Club) to the recently completed new warehouse club at a nearby site, opening on April 9, 2010.  The Company will continue to operate four warehouse clubs in Panama.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four in Panama; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company may encounter difficulties in the shipment of and risks inherent in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 40% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 9, 2009.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Principal Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Principal Financial Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
Revenues:
Net warehouse club sales	$358,893	$328,240	$667,545	$626,758
Export sales	1,006	905	1,593	1,742
Membership income	4,827	4,425	9,476	8,749
Other income	1,396	1,223	2,926	2,753
Total revenues	366,122	334,793	681,540	640,002
Operating expenses:
Cost of goods sold:
Net warehouse club	304,867	279,993	566,584	534,419
Export	935	861	1,489	1,661
Selling, general and administrative:
Warehouse club operations	31,041	28,544	60,274	55,829
General and administrative	8,667	7,812	16,235	15,352
Pre-opening expenses	175	99	286	99
Asset impairment and closure costs	—	16	—	264
Total operating expenses	345,685	317,325	644,868	607,624
Operating income	20,437	17,468	36,672	32,378
Other income (expense):
Interest income	122	115	338	241
Interest expense	(634)	(609)	(1,264)	(1,190)
Other expense, net	(10)	(42)	(7)	(62)
Total other expense	(522)	(536)	(933)	(1,011)
Income from continuing operations before provision for income taxes, and loss of unconsolidated affiliates	19,915	16,932	35,739	31,367
Provision for income taxes	(6,190)	(4,090)	(11,592)	(7,737)
Loss of unconsolidated affiliates	(3)	(7)	(5)	(12)
Income from continuing operations	13,722	12,835	24,142	23,618
Income (loss) from discontinued operations, net of tax	35	(63)	44	(81)
Net income	13,757	12,772	24,186	23,537
Net loss attributable to noncontrolling interest	(60)	(85)	(112)	(150)
Net income attributable to PriceSmart	$13,697	$12,687	$24,074	$23,387

Net income attributable to PriceSmart:
Income from continuing operations	13,662	12,750	24,030	23,468
Income (loss) from discontinued operations, net of tax	35	(63)	44	(81)
	$13,697	$12,687	$24,074	$23,387
Net income per share attributable to PriceSmart and available for distribution:
Basic net income per share from continuing operations	$0.46	$0.43	$0.81	$0.80
Basic net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.46	$0.43	$0.81	$0.80

Diluted net income per share from continuing operations	$0.46	$0.43	$0.81	$0.79
Diluted net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.46	$0.43	$0.81	$0.79
Shares used in per share computations:
Basic	29,222	28,916	29,163	28,888
Diluted	29,250	29,179	29,206	29,145
Dividends per share	$0.50	$0.50	$0.50	$0.50

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
	N
	February 28, 2010 (Unaudited)	August 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$63,047	$44,193
Short-term restricted cash	—	10
Receivables, net of allowance for doubtful accounts of $8 and $10 as of February 28, 2010 and August 31, 2009, respectively	2,454	2,187
Merchandise inventories	124,077	115,841
Deferred tax assets – current	2,800	2,618
Prepaid expenses and other current assets	15,982	19,033
Assets of discontinued operations	820	900
Total current assets	209,180	184,782
Long-term restricted cash	823	732
Property and equipment, net	251,398	231,798
Goodwill	37,455	37,538
Deferred tax assets – long term	19,168	20,938
Other assets	3,982	3,927
Investment in unconsolidated affiliates	8,097	7,658
Total Assets	$530,103	$487,373
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$4,344	$2,303
Accounts payable	113,097	101,412
Accrued salaries and benefits	7,878	8,831
Deferred membership income	9,490	8,340
Income taxes payable	5,785	5,942
Other accrued expenses	8,718	10,022
Dividends payable	7,429	—
Long-term debt, current portion	6,002	4,590
Deferred tax liability – current	200	189
Liabilities of discontinued operations	109	299
Total current liabilities	163,052	141,928
Deferred tax liability – long-term	1,091	1,026
Long-term portion of deferred rent	2,902	2,673
Long-term income taxes payable, net of current portion	3,545	3,458
Long-term debt, net of current portion	47,127	37,120
Total liabilities	217,717	186,205
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,463,930 and 30,337,109 shares issued and 29,741,523 and 29,681,031 shares outstanding (net of treasury shares) as of February 28, 2010 and August 31, 2009, respectively	3	3
Additional paid-in capital	380,147	377,210
Tax benefit from stock-based compensation	4,724	4,547
Accumulated other comprehensive loss	(17,108)	(17,230)
Accumulated deficit	(40,786)	(49,998)
Less: treasury stock at cost; 722,407 and 656,078 shares as of February 28, 2010 and August 31, 2009, respectively.	(15,460)	(14,134)
Total PriceSmart stockholders’ equity	311,520	300,398
Noncontrolling interest	866	770
Total equity	312,386	301,168
Total Liabilities and Equity	$530,103	$487,373